Exhibit 4.1

THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2025, by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the party listed on Schedule A hereto (the “Additional Guarantor”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”). Capitalized terms used in this Thirty-Eighth Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture, dated as of February 7, 2012, by and among the Issuer, Toll Brothers, Inc., as Guarantor, the other Guarantors identified therein and the Trustee (as more fully described on Exhibit A attached hereto).

RECITALS
WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Revolving Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Revolving Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;
WHEREAS, desiring to become a Guarantor under the Indenture, the Additional Guarantor is executing and delivering this Thirty-Eighth Supplemental Indenture; and
WHEREAS, the consent of Holders to the execution and delivery of this Thirty-Eighth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Thirty-Eighth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Joinder. The Additional Guarantor agrees that by its entering into this Thirty-Eighth Supplemental Indenture, it hereby unconditionally guarantees all of the Issuer’s obligations under (i) the 4.875% Senior Notes due March 15, 2027, (ii) the 4.350% Senior Notes due February 15, 2028; (iii) the 3.800% Senior Notes due November 1, 2029; (iv) the 5.600% Senior Notes due June 15 2035; (v) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (vi) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if the Additional Guarantor was a party to the Original Indenture.
Section 2.Ratification of Indenture. This Thirty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Thirty-Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.Successors and Assigns. All covenants and agreements in this Thirty-Eighth Supplemental Indenture by the Additional Guarantor shall bind the Additional Guarantor’s successors and assigns, whether so expressed or not.

Section 5.Separability Clause. In case any one or more of the provisions contained in this Thirty-Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.Governing Law. This Thirty-Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Thirty-Eighth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Thirty-Eighth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
Section 7.Counterparts. This Thirty-Eighth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. PDF and electronic signatures shall be deemed originals for the purposes of this instrument.
Section 8.Role of Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Thirty-Eighth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Eighth Supplemental Indenture to be duly executed as of the date first above written.
TOLL BROTHERS FINANCE CORP., as Issuer

TOLL BROTHERS FINANCE CORP., as Issuer

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Senior Vice President

THE ADDITIONAL GUARANTOR NAMED ON
SCHEDULE A HERETO, as Guarantors

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[SIGNATURE PAGE TO THIRTY-EIGHTH SUPPLEMENTAL INDENTURE
TO INDENTURE DATED AS OF OCTOBER 31, 2025]

SCHEDULE A

Additional Guarantor as of October 31, 2025

Toll Mid-Atlantic Building Inc., a Delaware corporation

EXHIBIT A

For purposes of this Thirty-Eighth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of February 7, 2012 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “5.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 31, 2012; (ii)  the issuance of $119,876,000 aggregate principal amount of 5.875% Senior Notes issued by the Issuer and the issuance of related guarantees by the Company and the other Guarantors in an exchange for a portion of the Issuer’s outstanding 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013; (iii) the First Supplemental Indenture dated as of April 27, 2012 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iv) the Authorizing Resolutions relating to the $300,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of April 3, 2013; (v) the Second Supplemental Indenture dated as of April 29, 2013 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Authorizing Resolutions relating to the $100,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 8, 2013; (vii) the Authorizing Resolutions relating to the $350,000,000 principal amount of 4.000% Senior Notes due 2018 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (viii) the Authorizing Resolutions, dated as of November 21, 2013, relating to the $250,000,000 principal amount of 5.625% Senior Notes due 2024 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (ix) the Third Supplemental Indenture dated as of April 30, 2014 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (x) the Fourth Supplemental Indenture dated as of July 31, 2014 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental

Indenture, affirmed their obligation as Guarantors) and the Trustee; (xi) the Fifth Supplemental Indenture dated as of October 31, 2014 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xii) the Sixth Supplemental Indenture dated as of January 30, 2015 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiii) the Seventh Supplemental Indenture dated as of April 30, 2015 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiv) the Eighth Supplemental Indenture dated as of October 30, 2015 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xv) the Authorizing Resolutions, dated as of October 30, 2015, relating to the $350,000,000 principal amount of 4.875% Senior Notes due 2025 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of October 30, 2015; and (xvi) the Ninth Supplemental Indenture dated as of January 29, 2016 (the “Ninth Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, affirmed its obligation as a Guarantor) and the Trustee; (xvii) the Tenth Supplemental Indenture dated as of April 29, 2016 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xviii) the Eleventh Supplemental Indenture dated as of October 31, 2016 (the “Eleventh Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xix) the Twelfth Supplemental Indenture dated as of October 31, 2016 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xx) the Thirteenth Supplemental Indenture dated as of January 31, 2017 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxi) the Authorizing Resolutions relating to the $300,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of March 10, 2017; (xxii) the Fourteenth Supplemental Indenture dated as of April 28, 2017 (the “Fourteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, affirmed its obligations as a Guarantor) and the Trustee; (xxiii) the Authorizing Resolutions relating to the add-on offering of $150,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of the related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of June 12,

2017; (xxiv) the Fifteenth Supplemental Indenture, dated as of July 31, 2017 (the “Fifteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxv) the Sixteenth Supplemental Indenture, dated as of October 31, 2017 (the “Sixteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Sixteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxvi) the Seventeenth Supplemental Indenture dated as of October 31, 2017 (the “Seventeenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Seventeenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxvii) the Authorizing Resolutions related to the issuance of $400,000,000 aggregate principal amount of 4.350% Senior Notes due 2028 by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 22, 2018; (xxviii) the Eighteenth Supplemental Indenture dated as of April 13, 2018 (the “Eighteenth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eighteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxix) the Nineteenth Supplemental Indenture dated as of April 30, 2018 (the “Nineteenth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Nineteenth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxx) the Twentieth Supplemental Indenture dated as of October 31, 2018 (the “Twentieth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twentieth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxi) the Twenty-First Supplemental Indenture dated as of January 31, 2019 (the “Twenty-First Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-First Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxii) the Authorizing Resolutions related to the issuance of $400,000,000 aggregate principal amount of 3.800% Senior Notes due 2029 by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 12, 2019; (xxxiii) the Twenty-Second Supplemental Indenture dated as of October 30, 2019 (the “Twenty-Second Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-Second Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxiv) the Twenty-Third Supplemental Indenture dated as of October 30, 2019 (the “Twenty-Third Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-Third Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxv) the Twenty-Fourth Supplemental Indenture dated as of April 30, 2020 (the “Twenty-Fourth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Fourth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxxvi) the Twenty-Fifth Supplemental Indenture dated as of October 30, 2020 (the “Twenty-Fifth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Twenty-Fifth

Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xxxvii) the Twenty-Sixth Supplemental Indenture dated as of April 30, 2021 (the “Twenty-Sixth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Sixth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxxviii) the Twenty-Seventh Supplemental Indenture dated as of July 29, 2022 (the “Twenty-Seventh Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Seventh Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xxxix) the Twenty-Eighth Supplemental Indenture dated as of October 31, 2022 (the “Twenty-Eighth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Eighth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xl) the Twenty-Ninth Supplemental Indenture dated as of January 31, 2023 (the “Twenty-Ninth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Twenty-Ninth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xli) the Thirtieth Supplemental Indenture dated as of July 31, 2023 (the “Thirtieth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirtieth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xlii) the Thirty-First Supplemental Indenture dated October 31, 2023 (the “Thirty-First Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirty-First Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xliii) the Thirty-Second Supplemental Indenture dated April 30, 2024 (the “Thirty-Second Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirty-Second Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xliv) the Thirty-Third Supplemental Indenture dated as of July 31, 2024 (the “Thirty-Third Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirty-Third Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xlv) the Thirty-Fourth Supplemental Indenture dated October 31, 2024 (the “Thirty-Fourth Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Thirty-Fourth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xlvi) the Thirty-Fifth Supplemental Indenture dated January 31, 2025 (the “Thirty-Fifth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirty-Fifth Indenture, affirmed its obligations as Guarantor) and the Trustee; (xlvii) the Thirty-Sixth Supplemental Indenture dated April 30, 2025 (the “Thirty-Sixth Supplemental Indenture”), by and among the Issuer, the party listed on Schedule A thereto (who, pursuant to such Thirty-Sixth Supplemental Indenture, affirmed its obligations as Guarantor) and the Trustee; (xlviii) the Authorizing Resolutions related to the issuance of $500,000,000 aggregate principal amount of 5.600% Senior Notes due 2035 by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of June 10, 2025; and (xlix) the Thirty-Seventh Supplemental Indenture dated July 31, 2025 (the “Thirty-Seventh Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Thirty-Seventh Supplemental Indenture, affirmed their obligations as Guarantors) and the

Trustee; and as may be further supplemented (including by this Thirty-Eighth Supplemental Indenture) and/or amended.